                                   EXHIBIT 16

                     [LETTERHEAD OF ROGOFF & COMPANY, P.C.]






Securities  and  Exchange  Commission
450  Fifth  Street,  NW
Washington,  DC  20549

Ladies  and  Gentlemen:

     We have reviewed the current report on Form 8-K of Vitalstate, Inc., dated March 24, 2003 in respect to Item 4, Changes in Registrant`s Certifying
Accountants, and  agree  with  the  statements  contained  therein.


March  27,  2003
                                        /s/  Rogoff  &  Company,  P.C.
                                        ------------------------------
                                        Rogoff  &  Company,  P.C.